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                                                                    EXHIBIT 10.7

                                PROMISSORY NOTE

$1,300,000.00                                                    London, England
                                                               August 18th, 2000

     FOR VALUE RECEIVED, NEVE RICHARD SAVAGE and ANN ELIZABETH SAVAGE (collectively, "Borrower"; and a reference to "Borrower" shall be construed as a reference to either of them), promises to pay, in lawful money of the United States of America, to the order of AVENUE A, INC., a Washington corporation ("Lender"), at 506 Second Avenue, 9th Floor, Seattle, WA 98104, or such other place either within or without the State of Washington as Lender may designate in writing from time to time, the principal sum of One Million Three Hundred Thousand and no/100 DOLLARS ($1,300,000), or so much as may be advanced hereunder, payable with interest as provided below. The proceeds of the loan ("Loan") evidenced by this Note are to be advanced under the terms and conditions of the Loan Agreement ("Loan Agreement") between Lender and Borrower dated the same as this Note.

1.   Definitions

     Except as set forth in this Note, capitalized terms shall have the meanings given them in the Loan Agreement. For purposes of this Note, the following terms shall have the definitions set forth below:

     "Business Day" means any day, other than Saturday, Sunday or a day on which national banks in Seattle, Washington are authorized or required by law to be closed or a day which is not generally recognized as a business day in London, England.

     "Maturity Date" means June 19, 2002.

     "Pledged Shares" means 120,000 shares of Avenue A, Inc. common stock, currently held by Borrower and represented by certificates AVE 0658 and AVE 0660, as may be exchanged for certificates of smaller of larger denominations representing such shares.

     "Quarter" means a 3-month quarter of Lender's fiscal year, ending on March 31, June 30, September 30, or December 31 of the applicable year.

2.   Interest

     (a)  This Note shall bear interest at the rate of 9% per annum.

     (b) All computations of interest and fees shall be based on a 360-day year for the actual number of days elapsed.

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     (c)  Notwithstanding any provision contained herein or in the Note, the total liability of Borrower for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of interest permitted by applicable law to be charged, collected or received from Borrower; and if any payments by Borrower include interest in excess of that maximum amount, Lender shall apply the excess first to reduce the unpaid balance of the Loan, then the excess shall be returned to Borrower.

3.   Increased Costs

     If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

     (a) Any tax, duty or other charge to the Loan or the commitment thereunder is imposed, modified or deemed applicable, or the basis of taxation of payments to Lender of interest or principal of the Loan or of the commitment fees (other than taxes imposed on the overall net income of Lender by the jurisdiction in which Lender have its principal office) is changed;

     (b) Any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender is imposed, modified or deemed applicable;

     (c) Any increase in the amount of capital required or expected to be maintained by Lender or any person controlling Lender is imposed, modified or deemed applicable; or

     (d) Any other condition affecting this Note or the commitments hereunder is imposed on Lender or the relevant funding markets;

and Lender determines that, by reason thereof, the cost to Lender of making or maintaining the Loan or the commitment is increased, or the amount of any sum receivable by Lender hereunder or under the Note in respect of the Loan is reduced;

then, Borrower shall pay to Lender upon demand such additional amount or amounts as will compensate Lender (or the controlling person in the instance of paragraph (c) above) for such additional costs or reduction. Determinations by Lender for purposes of this Section 3 of the additional amounts required to compensate Lender shall be conclusive in the absence of manifest error. In determining such amounts, Lender may use any reasonable averaging, attribution and allocation methods.

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4.   Payments

     4.1  Time and Place of Payments

     (a) Borrower's interest payments shall be due quarterly, on the first Wednesday following the 2/nd/ Friday of each March, June, September, and December, commencing on December 2000 and continuing until the Maturity Date, at which time all sums due hereunder shall be paid in full.

     (b) All payments made hereunder shall be delivered to Lender at the address set forth above, or at a different place required by Lender or by any other party who takes this Note by transfer and who is entitled to receive payment ("Holder").

     (c) All sums payable hereunder shall be paid in immediately available United States Funds.

     (d) Whenever any payment to be made hereunder or on the Note becomes due and payable on a day that is not a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment.

     4.2  Quarterly Payments

     During the week concluding on the 2/nd/ Friday of the third month in each Quarter, commencing with the week ending September 8, 2000, 15,000 shares of the Pledged Shares shall be sold, and the proceeds after deducting (1) commissions and any costs of Lender related to the sale, (2) payment of taxes owed by Borrower on the shares sold, and (3) payment of any sums currently due under Borrower's loan from igroup2 limited secured by a first legal charge against Borrower's London residence (the "Net Proceeds") shall be applied to this Note.

     4.3  Accelerated Principal Payments

     If, in Holder's discretion, it is advisable to sell more than 15,000 shares of the Pledged Shares in any Quarter, such additional Pledged Shares may be sold, and the Net Proceeds shall be applied to this Note.

     4.4  Application of Payments

     Payments shall be applied in the following order: (1) to the payment of late charges, if any; (2) to the payment of accrued interest, computed on a 360-day yearly basis and collected for the actual number of days in the month, based on the outstanding principal balance to the due date; (3) at the option of Holder, to the payment of any advances the Holder may have made for taxes, assessments, insurance premiums, or other charges on any property given as security herefor; and (4) to the reduction of the principal balance.

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5.   Taxes

     All payments by Borrower under this Agreement will be made in full without set-off or counterclaim and free and clear of any deduction or withholding for or on account of any taxes. If Borrower is required by applicable law to make any withholding or deduction from any payment due under this Agreement for or on account of any taxes, it will:

     (a)  promptly notify Lender;

     (b) promptly pay the tax deducted to the appropriate tax authority before any fine or penalty becomes payable; and

     (c)  indemnify Lender in respect of any such taxes.

     As soon as practical, but no later than 30 days, after any deduction or withholding of any such taxes pursuant to this paragraph, Borrower will forward to Lender official tax receipts and any other documents or evidence reasonably required by Lender to prove that such taxes have been remitted to the appropriate taxation authority.

6.   Prepayment

     Borrower shall have the right, at any time, to prepay the whole or any part the principal hereof without prepayment charges concurrently with any regular monthly payment. All prepayments shall be credited first upon accrued interest and then upon the last maturing installment of principal. If Borrower makes such a partial prepayment, there will be no changes in the due dates of the monthly payments unless Lender agrees in writing to those changes. When a prepayment is made by Borrower, Borrower will tell Lender in writing that Borrower is doing so.

7.   Security; Loan Documents

     This Note is secured by, among other things, a Pledge Agreement (the Pledge Agreement") pledging the Pledged Shares and a second legal charge (the "Second Legal Charge") encumbering Borrower's London residence.

8.   Events of Default

     The occurrence of either of the following shall constitute an "Event of Default" under this Note: (i) the failure by Borrower to make any payment under this Note within five days after the due date, or (ii) the occurrence of an Event of Default as defined in any of the other Loan Documents.

9.   Remedies; Default Interest

     Upon the occurrence of any Event of Default, Lender may declare the entire principal balance and all accrued interest immediately due and payable. Whether or not Lender

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exercises such option to accelerate upon the occurrence of any Event of Default, the entire principal balance and all accrued interest under the Loan and all other amounts payable under the Loan Documents shall bear interest from the date of the Event of Default at a default rate equal to 5 percent plus the rate of interest otherwise payable under this Note. Such default interest shall be payable on demand. Lender's failure to exercise any right or remedy shall not be a waiver of the right to exercise the same. The foregoing remedies shall be in addition to all other legal and equitable rights and remedies of Lender.

10.  General

     (a)  Waivers. Except as otherwise provided in the Loan Documents, Borrower
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waives all notices required by law; including without limitation presentment and demand for payment, protest, and notice of demand, protest, dishonor and nonpayment.

     (b)  Costs and Attorney's Fees. Upon the occurrence of any Event of
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Default, Lender shall have the right, at Borrower's expense, to consult an attorney or collection agency, to make any demand, enforce any remedy, or otherwise protect its rights under this Note and the Loan Documents. Borrower hereby promises to pay all costs, fees, and expenses so incurred by Lender, including, without limitation, reasonable attorney fees (with or without arbitration or litigation), arbitration and court costs, collection agency charges, notice expenses and title search expenses, and the failure of the defaulting Borrower to pay the same shall, in itself, constitute a further and additional default. In the event that suit or action or arbitration is instituted by Lender to enforce this Note or any rights under the Loan Documents, Borrower hereby promises to pay, in addition to costs and expenses provided by statute or otherwise, such sums as the court or arbitrator may adjudge reasonable as attorney fees in such proceeding and on any appeals from any judgment or decree entered therein and the reasonable costs and attorney fees for collection of the amount due therein; provided that if either Borrower or Lender institute any action or arbitration under the Loan Documents, the prevailing party in any such action or arbitration shall be entitled to such costs and fees, including attorney fees, as the court or arbitrator may adjudge as reasonable in such proceeding. Borrower further agrees to pay immediately upon demand all costs and expenses of Lender including reasonable attorney fees:
(i) if Lender seeks to have the property securing the Loan abandoned by any estate in bankruptcy; (ii) if Lender attempts to have any stay or injunction prohibiting the enforcement or collection of the Note, prohibiting the foreclosure of the Second Legal Charge, or prohibiting the enforcement of the Second Legal Charge or any other Loan Document lifted by any bankruptcy or other court; (iii) if Lender participates in any subsequent proceedings or appeal from any order or judgment entered in any such proceeding; (iv) if Lender deems it appropriate to file a proof of claim or in any other manner participate in any bankruptcy or similar proceedings; (v) if Lender retains legal counsel in connection with any amendments or modifications to this Note, the Second Legal Charge or any other Loan Document; or (vi) if Lender seeks a deficiency judgment after foreclosure of the Second Legal Charge.

     (c)  Governing Law. This Note shall be construed, enforced and otherwise
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governed by English law.

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     (d)  Jurisdiction. It is agreed, for the sole benefit of Lender, that the
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courts of England and Wales shall have non-exclusive jurisdiction to settle any claim, dispute, difference or issue which may arise out of or in connection with this Agreement and the parties to this Agreement hereby irrevocably submit to such jurisdiction. Any judgement, order or decision of said courts in respect of any such claim, dispute, difference or issue may be enforced by any court of any state which, under the laws and rules applicable in that state, is competent or able to grant such enforcement.

     (e)  Notice. Any notice to Borrower under this Note shall be given as
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provided in the Loan Agreement.

     (f)  Replacement Note. If this Note is lost, stolen, destroyed or
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mutilated, Borrower shall execute a replacement note upon the written request
ofLender.

     (g)  Time of Essence. Time is of the essence for purposes of this Note and
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the other Loan Documents.

     EXCEPT AS OTHERWISE PROVIDED IN THIS NOTE OR THE OTHER LOAN DOCUMENTS, BORROWER ACKNOWLEDGES LIABILITY FOR PAYMENT OF ALL AMOUNTS OWING UNDER THIS NOTE AND THE OTHER LOAN DOCUMENTS AND AGREES THAT LENDER DOES NOT HAVE TO FORECLOSE THE SECOND LEGAL CHARGE OR ANY OTHER COLLATERAL BEFORE DEMANDING FULL PAYMENT FROM BORROWER.

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     IN WITNESS WHEREOF, Borrower executes this Note as of the day and year first above written.

                                     BORROWER:

SIGNED by                  )         /s/ Neve Savage
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NEVE RICHARD SAVAGE        )         NEVE RICHARD SAVAGE



SIGNED by                  )         /s/ A. Savage
                                     -------------------------
ANN ELIZABETH SAVAGE       )         ANN ELIZABETH SAVAGE

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